                                                                 EXHIBIT 8




--------------------------------------------------------------------------------





                          GEORGIA-PACIFIC CORPORATION

                                      and

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                                 Rights Agent



                                ---------------



                             Amended and Restated
                               Rights Agreement
                         Dated as of December 16, 1997





--------------------------------------------------------------------------------

                               Table of Contents



Section                                                                    Page
-------                                                                    ----
  1  Certain Definitions..................................................   2
  2  Appointment of Rights Agent..........................................   5
  3  Issue of Rights Certificates.........................................   5
  4  Form of Rights Certificates..........................................   7
  5  Countersignature and Registration....................................   8
  6  Transfer, Split Up, Combination and Exchange of Rights
          Certificates; Mutilated, Destroyed, Lost or
          Stolen Rights Certificates......................................   8
  7  Exercise of Rights; Purchase Price; Expiration Date
          of Rights.......................................................   9
  8  Cancellation and Destruction of Rights Certificates..................  11
  9  Reservation and Availability of Capital Stock........................  11
 10  Junior Preferred Stock Record Date...................................  12
 11  Adjustment of Purchase Price, Number and Kind of Shares
          or Number of Rights.............................................  13
 12  Certificate of Adjusted Purchase Price or Number
          of Shares.......................................................  23
 13  Consolidation, Merger or Sale or Transfer of
          Assets or Earning Power.........................................  23
 14  Fractional Rights and Fractional Shares..............................  26
 15  Rights of Action.....................................................  27
 16  Agreement of Rights Holders..........................................  27
 17  Rights Certificate Holder Not Deemed a Shareholder...................  28
 18  Concerning the Rights Agent..........................................  28
 19  Merger or Consolidation or Change of Name of Rights Agent............  28
 20  Duties of Rights Agent...............................................  29
 21  Change of Rights Agent...............................................  31
 22  Issuance of New Rights Certificates..................................  32
 23  Termination..........................................................  33
 24  Notice of Certain Events.............................................  33
 25  Notices..............................................................  34
 26  Supplements and Amendments...........................................  34
 27  Successors...........................................................  35
 28  Determinations and Actions by the Board of Directors, etc............  35
 29  Benefits of this Agreement...........................................  35
 30  Severability.........................................................  36
 31  Governing Law........................................................  36


Section                                                                    Page
-------                                                                    ----
 32  Counterparts........................................................   36
 33  Descriptive Headings................................................   36
 34  Effectiveness.......................................................   36

Exhibit A-1 -- Form of G-P Rights Certificate
Exhibit A-2 -- Form of Timber Rights Certificate
Exhibit B-1 -- Series B Preferred Stock Designation
Exhibit B-2 -- Series C Preferred Stock Designation

                     AMENDED AND RESTATED RIGHTS AGREEMENT
                     -------------------------------------


     This AMENDED AND RESTATED RIGHTS AGREEMENT, dated as of December 16, 1997 between Georgia-Pacific Corporation, a Georgia corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation (the "Rights Agent").

     WHEREAS, on July 31, 1989 (the "Original Rights Dividend Declaration Date"), the Board of Directors of the Company adopted a Shareholder Rights Plan governed by the terms of a Rights Agreement (the "Original Agreement") and authorized and declared a distribution of one preferred share purchase right (an "Original Right") for each share of common stock, par value $.80 per share, of the Company (the "Existing Common Stock") outstanding at the Close of Business on August 10, 1989 (the "Original Record Date"), and authorized the issuance of one Original Right for each share of Existing Common Stock issued between the Record Date and the date hereof;

     WHEREAS, on December 16, 1997, the shareholders of the Company approved certain amendments to the Company's Restated Articles of Incorporation (as so amended, the "Restated Articles") authorizing the issuance of Georgia-Pacific Corporation--Timber Group Common Stock, $.80 par value per share (the "Timber Stock") as a new series of common stock and redesignating (the "Redesignation") each authorized share of Existing Common Stock as one share of Georgia-Pacific Corporation--Georgia-Pacific Group Common Stock, $.80 par value per share (the "G-P Stock") (shares of Timber Stock and/or G-P Stock, or any other shares of capital stock of the Company into which Timber Stock or G-P Stock shall be reclassified or changed, are referred to herein as the "Company Common Stock");

     WHEREAS, on September 17, 1997, the Board of Directors of the Company adopted amendments to the Original Agreement (as so amended, the "Agreement") and, conditioned upon and simultaneously with (i) the Redesignation and (ii) the distribution of Timber Stock to holders of shares of G-P Stock on December 16, 1997 (the "Effective Date"), redesignated each Original Right as a G-P Right and authorized and declared a distribution of one Timber Right for each share of Timber Stock;

     WHEREAS, each G-P Right, as so redesignated, will represent the right to purchase a Unit of a share of Series B Junior Preferred Stock, no par value per share (the "Series B Preferred Shares") having the rights and preferences set forth in Exhibit B-1 hereto, and each Timber Right will represent the right to purchase a Unit of a share of Series C Junior Preferred Stock, no par value per share (the "Series C Preferred Shares"), of the Company having the rights and preferences set forth in Exhibit B-2 hereof, in each such case upon the terms and subject to conditions herein set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1.  Certain Definitions.  For purposes of this Agreement, the
                 -------------------
following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) which shall be the Beneficial Owner of 15% or more of the total Voting Rights of all of the shares of Company Common Stock then outstanding.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

     (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

          (i) of which such Person or any of such Person's Affiliates or Associates is considered to be a "beneficial owner" under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the "Exchange Act Regulations") as in effect on the date hereof; provided, however, that a
                                                    --------  -------
     Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any securities under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

          (ii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (i) of this paragraph (c)) or disposing of such securities; or

          (iii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that under this paragraph (c) a Person shall
                --------  -------
     not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made in accordance with Exchange Act Regulations by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities that may be issued upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or Section 22 hereof (the "First Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any First Rights.

     (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

     (e) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business
                         --------  -------
Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

     (f) "Common Stock" of any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or, if such Person shall have no capital stock, the equity securities or other equity interest having power to control or direct the management of such Person.

     (g) "Company Common Stock" has the meaning set forth in the second Whereas Clause.

     (h)  "Distribution Date" has the meaning set forth in Section 3(a).

     (i)  "Effective Date" has the meaning set forth in the third Whereas
Clause.

     (j)  "Expiration Date" has the meaning set forth in Section 7(a).

     (k)  "G-P Right" has the meaning set forth in the fourth Whereas Clause.

     (l)  "G-P Stock" has the meaning set forth in the second Whereas Clause.

     (m) "Independent Director" shall mean a member of the Board of Directors of the Company who is not, and has never been, an officer or employee of the Company, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board of Directors of the Company prior to the date hereof or (ii) subsequently becomes a director of the Company and whose election or nomination for election is approved or recommended by a vote of a majority of the Board of Directors of the Company, which majority includes a majority of the Independent Directors then on the Board of Directors.

     (n) "Junior Preferred Stock" shall mean the Series B Preferred Shares and/or the Series C Preferred Shares of the Company, as the context requires, having the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions described in Exhibits B-1 and B-2 hereto.

     (o) "Original Record Date" has the meaning set forth in the first Whereas Clause.

     (p) "Original Rights Dividend Declaration Date" has the meaning set forth in the first Whereas Clause.

     (q) "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

     (r)  "Purchase Price" has the meaning set forth in Section 7(b).

     (s) "Rights" shall mean G-P Rights and/or Timber Rights, as the context requires.

     (t)  "Rights Certificates" has the meaning set forth in Section 3(a).

     (u) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A), (B) or (C) hereof.

     (v) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

     (w) "Series B Preferred Shares" has the meaning set forth in the fourth Whereas Clause.

     (x) "Series C Preferred Shares" has the meaning set forth in the fourth Whereas Clause.

     (y)  "Series B Purchase Price" has the meaning set forth in Section 7(b).

     (z)  "Series C Purchase Price" has the meaning set forth in Section 7(b).

     (aa) "Stock Acquisition Date" shall mean the first date of public announcement (including, without limitation, the filing of any report pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

     (bb) "Subsidiary" shall mean, with reference to any Person, any other Person of which an amount of voting securities or equity interests sufficient to elect at least a majority of the directors or equivalent governing body of such other Person is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such first-mentioned Person.

     (cc)  "Timber Rights" has the meaning set forth in the fourth Whereas
Clause.

     (dd)  "Timber Stock" has the meaning set forth in the second Whereas
Clause.

     (ee)  "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 13 Event.

     (ff)  "Unit" has the meaning set forth in Section 7(b).

     (gg) "Voting Rights" when used with reference to the capital stock of, or units of equity interest in, any Person shall mean the number of votes entitled to be cast generally in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

     Section 2.  Appointment of Rights Agent.  The Company hereby appoints the
                 ---------------------------
Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

     Section 3.  Issue of Rights Certificates. (a)  Until the earlier of (i) the
                 ----------------------------
Close of Business on the tenth day after the Stock Acquisition Date, and (ii) the Close of Business on the tenth business day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of shares of Company Common Stock representing 15% or more of the total Voting Rights of all the shares of Company Common Stock then outstanding (the earlier of (i) and (ii) above being the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for shares of Company Common Stock registered in the names of the holders of shares of Company Common Stock as of and subsequent to the Effective Date (which certificates for shares of Company Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of shares of Company Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A-1 hereto (in the case of a G-P Right) or Exhibit A-2 hereto (in the case of a Timber Right) (the "Rights Certificates"), evidencing one Right for each share of

Company Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Rights Certificates, the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

     (b) As promptly as practicable following the Original Record Date, the Company sent a copy of a Summary of Rights to Purchase Junior Preferred Stock in substantially the form which was attached as Exhibit B to the Original Agreement and which may be appended to certificates that represent shares of Company Common Stock (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of Existing Common Stock as of the Close of Business on the Original Record Date, at the address of such holder shown on the records of the Company.

     (c) Rights shall, without any further action, be issued in respect of all shares of Company Common Stock which are issued (including any shares of Company Common Stock held in treasury) after the Effective Date but prior to the earlier of the Distribution Date and the Expiration Date. Certificates, representing such shares of Company Common Stock, issued after the Effective Date shall bear the following legend:

     "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Rights Agreement between Georgia-Pacific Corporation (the "Company") and First Chicago Trust Company of New York (the "Rights Agent") dated as of December 16, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

With respect to certificates representing shares of Company Common Stock (whether or not such certificates include the foregoing legend or have appended to them the Summary of Rights), until the earlier of the Distribution Date and the Expiration Date, the Rights associated with the shares of Company Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of the shares of

Company Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the shares of Company Common Stock represented by such certificates.

     Section 4.  Form of Rights Certificate. (a) The Rights Certificates (and
                 --------------------------
the forms of election to purchase, assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A-1 hereto (in the case of a G-P Right) or Exhibit A-2 (in the case of a Timber Right) and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or any rule or regulation thereunder or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Distribution Date and on their face shall entitle the holders thereof to purchase such number of Units of Junior Preferred Stock as shall be set forth therein at the price set forth therein, but the amount and type of securities, cash or other assets that may be acquired upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

     (b) Any Rights Certificate issued pursuant hereto that represents Rights beneficially owned by: (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or such Associate or Affiliate) or to any Person with whom such Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding either the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the Independent Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e) hereof shall, upon the written direction of a majority of the Independent Directors, contain (to the extent feasible), the following legend:

     The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

     Section 5.  Countersignature and Registration. (a) Rights Certificates
                 ---------------------------------
shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of the individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature of such Rights Certificates or did not hold such offices at the date of such Rights Certificates. No Rights Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose unless there appears on such Rights Certificate a countersignature duly executed by the Rights Agent by manual signature of an authorized officer, and such countersignature upon any Rights Certificate shall be conclusive evidence, and the only evidence, that such Rights Certificate has been duly countersigned as required hereunder.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the name and address of each holder of the Rights Certificates, the number of Rights evidenced on its face by each Rights Certificate and the date of each Rights Certificate.

     Section 6.  Transfer, Split Up, Combination and Exchange of Rights
                 ------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates. (a)
----------------------------------------------------------------------
Subject to the provisions of Sections 4(b), 7(e) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of Units of Junior Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and executed the certificate set forth in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request; whereupon the Rights Agent shall, subject to the provisions of Section 4(b),
Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

     (b) If a Rights Certificate shall be mutilated, lost, stolen or destroyed, upon request by the registered holder of the Rights represented thereby and upon payment to the Company and the Rights Agent of all reasonable expenses incident thereto, there shall be issued, in exchange for and upon cancellation of the mutilated Rights Certificate, or in substitution for the lost, stolen or destroyed Rights Certificate, a new Rights Certificate, in substantially the form of the prior Rights Certificate, of like tenor and representing the equivalent number of Rights, but, in the case of loss, theft or destruction, only upon receipt of evidence satisfactory to the Company and the Rights Agent of such loss, theft or destruction of such Rights Certificate and, if requested by the Company or the Rights Agent, indemnity also satisfactory to it.

     Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.
                 -------------------------------------------------------------
(a) Prior to the earlier of (i) the Close of Business on December 31, 2007 (the "Final Expiration Date"), or (ii) the time at which the Rights are terminated as provided in Section 23 hereof (the earlier of (i) and (ii) being the "Expiration Date"), the registered holder of any Rights Certificate may, subject to the provisions of Sections 7(e) and 9(c) hereof, exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (as hereinafter defined) for the number of Units of Junior Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) for which such surrendered Rights are then exercisable.

     (b) The purchase price for each one one-hundredth of a share of Series B Preferred Shares upon exercise of a G-P Right shall be $350.00 (as adjusted from time to time as provided in Sections 11 and 13(a) hereof (the "Series B Purchase Price"). The purchase price for each one one-hundredth of a share of Series C Preferred Shares upon exercise of a Timber Right shall be $100.00 (as adjusted from time to time as provided in Sections 11 and 13(a) hereof, the "Series C Purchase Price"). The Series B Purchase Price and the Series C Purchase Price shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below. Each one one-hundredth of a share of Series B Preferred Shares and Series C Preferred Shares shall be referred to herein as a Unit. References in this Agreement to the "Purchase Price" shall mean the Series B Purchase Price and/or the Series C Purchase Price, as the context requires.

     (c) As promptly as practicable following the Distribution Date, the Company shall deposit with a corporation in good standing organized under the laws of the United States or any State of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority (such institution being the "Depositary Agent") certificates representing the shares of Junior Preferred Stock that may be acquired upon exercise of the Rights and shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the shares of Junior Preferred Stock so deposited. Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price for the Units of Junior Preferred Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) to be purchased thereby as set forth below and an amount equal to any applicable transfer tax or evidence satisfactory to the Company of payment of such tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) requisition from the Depositary Agent depositary receipts representing such number of Units of Junior Preferred Stock as are to be purchased and the Company will direct the Depositary Agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. In the event that the Company is obligated to issue Company Common Stock, other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such Company Common Stock, other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made in cash or by certified or bank check or money order payable to the order of the Company.

     (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

     (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) which becomes a transferee prior to or concurrently with the Acquiring Person becoming such and which receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person (or any such Associate or Affiliate) to holders of equity interests in such Acquiring Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person (or such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights, shares of Company Common Stock or the Company or (B) a transfer which a majority of the Independent Directors has determined to be part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall be null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights or any other Person as a result of its failure to make any determination under this Section 7(e) or such Section 4(b) with respect to an Acquiring Person or its Affiliates, Associates or transferees.

     (f) Notwithstanding anything in this Agreement or any Rights Certificate to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise by such registered holder unless such registered holder shall have (i) completed and executed the certificate following the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) of the Rights represented by such Rights Certificate or Affiliates or Associates thereof as the Company shall reasonably request.

     Section 8.  Cancellation and Destruction of Rights Certificates.  All
                 ---------------------------------------------------
Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Rights Certificates acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9.  Reservation and Availability of Capital Stock. (a) The Company
                 ---------------------------------------------
shall at all times prior to the Expiration Date cause to be reserved and kept available out of its authorized and unissued shares of Junior Preferred Stock, the number of shares of Junior Preferred Stock that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights. Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Junior Preferred Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall make appropriate increases in the number of shares so reserved.

     (b) So long as the shares of Junior Preferred Stock to be issued and delivered upon the exercise of the Rights may be listed on any national securities exchange, the Company shall during the period from the Distribution Date through the Expiration Date use its best efforts to cause all securities reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (c) The Company shall use its best efforts (i) as soon as practicable following the occurrence of a Section 11(a)(ii) Event and a determination by the Company in accordance with Section 11(a)(iii) hereof of the consideration to be delivered by the Company upon exercise of the Rights or, if so required by law, as soon as practicable following the Distribution Date (such date being the "Registration Date"), to file a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities that may be acquired upon exercise of the Rights (the "Registration Statement"), (ii) to cause the Registration Statement to become effective as soon as practicable after such filing, (iii) to cause the Registration Statement to continue to be effective (and to include a prospectus complying with the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for the securities covered by the Registration Statement and (B) the Expiration Date and (iv) to take as soon as practicable following the Registration Date such action as may be required to ensure that any acquisition of securities upon exercise of the Rights complies with any applicable state securities or "blue sky" laws.

     (d) The Company shall take such action as may be necessary to ensure that all shares of Junior Preferred Stock (and, following the occurrence of a Triggering Event, any other securities that may be delivered upon exercise of Rights) shall be, at the time of delivery of the certificates or depositary receipts for such securities, duly and validly authorized and issued and fully paid and non-assessable.

     (e) The Company shall pay any documentary, stamp or transfer tax imposed in connection with the issuance or delivery of the Rights Certificates or upon the exercise of Rights; provided, however, the Company shall not be required to pay
                    --------  -------
any such tax imposed in connection with the issuance or delivery of Units of Junior Preferred Stock, or any certificates or depositary receipts for such Units of Junior Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to any person other than the registered holder of the Rights Certificates evidencing the Rights surrendered for exercise. The Company shall not be required to issue or deliver any certificates or depositary receipts for Units of Junior Preferred Stock (or, following the occurrence of a Triggering Event, any other securities, cash or assets, as the case may be) to, or in a name other than that of, the registered holder upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10.  Junior Preferred Stock Record Date.  Each Person in whose name
                  ----------------------------------
any certificate for Units of Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Units of Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment is a date upon which the Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the Junior Preferred Stock (or, following the occurrence of a Triggering Event, other securities) transfer books of the Company are open and, further provided, however, that if delivery of Units of Junior Preferred Stock
------- --------  -------
is delayed pursuant to Section 9(c) hereof, such Persons shall be deemed to have become the record holders of such Units of Junior Preferred Stock only when such Units first become deliverable. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a shareholder of the Company with respect to securities for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares or
                 ----------------------------------------------------------
Number of Rights. The Purchase Price, the number and kind of securities covered
----------------
by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

             (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Junior Preferred Stock payable in shares of Junior Preferred Stock, (B) subdivide the outstanding Junior Preferred Stock, (C) combine the outstanding Junior Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Junior Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Junior Preferred Stock or capital stock, as the case may be, issuable on such date upon exercise of the Rights, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Junior Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

             (ii)  In the event:

                   (A) any Acquiring Person or any Associate or Affiliate of
             any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the

             Company and the Company shall be the continuing or surviving corporation of such merger or combination and Company Common Stock shall remain outstanding and unchanged, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for shares of Company Common Stock, for other equity securities of the Company or any such Subsidiary, or for securities exercisable for or convertible into shares of equity securities of the Company or any of its Subsidiaries (whether Company Common Stock or otherwise) or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of Company Common Stock), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary or plan than those that could have been obtained in arm's-length negotiations with an unaffiliated third party, other than pursuant to a transaction set forth in
             Section 13(a) hereof, (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of the Company's Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity (other than transactions, if any, consistent with those engaged in, as of the date hereof, by the Company and such Acquiring Person or such Associate or Affiliate), assets (including securities) having an aggregate fair market value of more than $10,000,000, other than pursuant to a transaction set forth in
             Section 13(a) hereof, (5) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity, any material trademark or material service mark, other than pursuant to a transaction set forth in Section 13(a) hereof, (6) shall receive, or any designee, agent or representative of such Acquiring Person or any Affiliate or Associate of such Acquiring Person shall receive, any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (7) shall receive the benefit, directly or indirectly (except proportionately as a holder of Company Common Stock or as required by law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries or any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity; or

                   (B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan maintained by the Company or any of its Subsidiaries or any trustee or fiduciary with respect to such plan acting in such capacity) shall become the Beneficial Owner of shares of Company Common Stock representing 15% or more of the total Voting Rights of all the shares of Company Common Stock then outstanding, other than pursuant to any transaction set forth in
          Section 13(a) hereof; or

                   (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person), which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person;

     then, immediately upon the date of the occurrence of an event described in
     ----
     Section 11(a)(ii)(A)-(C) hereof (a "Section 11(a)(ii) Event"), proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Units of Series B Preferred Shares or Series C Preferred Shares for which a Right was exercisable immediately prior to the first occurrence of a
     Section 11(a)(ii) Event, such number of Units of Series B Preferred Shares or Series C Preferred Shares, as the case may be, as shall equal the result obtained by (x) multiplying the then current Series B Purchase Price or Series C Purchase Price, as the case may be, by the then number of Units of Series B Preferred Shares or Series C Preferred Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event (such product thereafter being, for all purposes of this Agreement other than Section 13 hereof, the "Purchase Price"), and (y) dividing that product by 50% of the then current market price (determined pursuant to Section 11(d) hereof) per Unit of Series B Preferred Shares or Series C Preferred Shares, as the case may be, on the date of such first occurrence (such Units of Series B Preferred Shares or Series C Preferred Shares being the "Adjustment Shares").

          (iii) In the event that the number of shares of Junior Preferred Stock which are authorized by the Company's Restated Articles but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the G-P Rights or Timber Rights, as the case may be, in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, by the vote of a majority of the Independent Directors, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of each such Right (the "Current Value") over (2) the Purchase Price (such excess being the "Spread"), and (B) with respect to each such Right, make adequate provision to substitute for such Adjustment Shares, upon exercise of such Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Company Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as Units of Series B Preferred Shares or Units of Series C Preferred Shares, as the case may be (such other shares being "preferred stock equivalents")), (4) debt securities of the Company,
     (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by a majority of the Independent Directors, after receiving advice from a nationally recognized investment banking firm; provided,
                                                                  --------
     however, that if the Company shall not have made adequate provision to
     -------
     deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of termination pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(iii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Units of Junior Preferred Stock (to the extent available) and then, if necessary, cash, which Units of Junior Preferred Stock and/or cash shall have an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights. For purposes of this Section 11(a)(iii), the value of a Unit of Junior Preferred Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per Unit of Junior Preferred Stock on the Section 11(a)(iii) Trigger Date and the value of any preferred stock equivalent shall be deemed to have the same value as the Junior Preferred Stock on such date.

     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of any series of Junior Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) shares of such Junior Preferred Stock (or shares having substantially the same rights, privileges and preferences as shares of such Junior Preferred Stock ("equivalent preferred stock")) or securities convertible into such Junior Preferred Stock or equivalent preferred stock at a price per share of Junior Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into such Junior Preferred Stock or equivalent preferred stock) less than the current market price (as determined pursuant to Section 11(d) hereof) per share of such Junior Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of such Junior Preferred Stock outstanding on such record date plus the number of shares of such Junior Preferred Stock which the aggregate offering price of the total number of shares of such Junior Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of such Junior Preferred Stock outstanding on such record date plus the number of additional shares of such Junior Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Independent Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of such Junior Preferred Stock owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for a distribution to all holders of shares of any series of Junior Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in shares of such Junior Preferred Stock, but including any dividend payable in stock other than such Junior Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of such Junior Preferred Stock on such record date less the fair market value (as determined in good faith by a majority of the Independent Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holder of the Rights) of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants distributable in respect of a share of such Junior Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of such Junior Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

     (d) (i) For the purpose of any computation hereunder, the "current market price" per share of Company Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, if prior to the expiration of
                                --------  -------
such requisite ten Trading Day period the issuer announces either (A) a dividend or distribution on such shares payable in such shares or securities convertible into such shares (other than the Rights), or (B) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "current market price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by a majority of the Independent Directors. If on any such date no market maker is making a market in such shares, the fair value of such shares on such date as determined in good faith by a majority of the Independent Directors shall be used. If such shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by a majority of the Independent Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. The term "Trading Day" shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current market price" per share of Junior Preferred Stock shall be determined in the same manner as set forth above for Company Common Stock in clause (i) of this Section 11(d) (other than the fourth sentence thereof). If the current market price per share of either series of Junior Preferred Stock cannot be determined in the manner provided above or if either series of the Junior Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this
Section 11(d), the "current market price" per share of such Junior Preferred Stock shall be conclusively deemed to be (A) in the case of the Series B Preferred Shares, the "current market price" per share of the G-P Stock multiplied by 100 (as such amount may be appropriately adjusted to reflect any stock split, stock dividend, or any similar transaction with respect to the G-P stock occurring after the date of this Agreement) and (B) in the case of the Series C Preferred Shares, the "current market price" per share of the Timber Stock multiplied by 100 (as such amount may be appropriately adjusted to reflect any stock split, stock dividend or any similar transaction with respect to the Timber Stock occurring after the date of this Agreement. If neither the applicable series of Company Common Stock nor the applicable series of Junior Preferred Stock is publicly held or so listed or traded, "current market price" per share of such Junior Preferred Stock shall mean the fair value per share as determined in good faith by a majority of the Independent Directors whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. For all purposes of this Agreement, the "current market price" of a Unit of either series of Junior Preferred Stock shall be equal to the "current market price" of one share of the applicable series of Junior Preferred Stock divided by 100.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however,
                                                           --------  -------
that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Company Common Stock or Common Stock or other share or one-millionth of a share of Junior Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

     (f) If, as a result of an adjustment made pursuant to Sections 11(a)(ii) or 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Junior Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Junior Preferred Stock contained in Sections 11(a), (b), (c), (d), (e), (g), (h), (i), (j), (k), (1) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Junior Preferred Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Units of Junior Preferred Stock (or other securities or amount of cash or combination thereof) that may be acquired from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Units of Junior Preferred Stock (calculated to the nearest one-ten thousandth of a Unit) obtained by (i) multiplying (x) the number of Units of Junior Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Units of Junior Preferred Stock that may be acquired upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Units of Junior Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, and notify the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of such public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to
Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of Units of Junior Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Unit and the number of Units of Junior Preferred Stock which was expressed in the initial Rights Certificates issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the number of Units of Junior Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such fully paid and non-assessable number of Units of Junior Preferred Stock at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of Units of Junior Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Units of Junior Preferred Stock and shares of other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however,
                                                          --------  -------
that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment a majority of the Independent Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Junior Preferred Stock, (ii) issuance wholly for cash of any shares of Junior Preferred Stock at less than the current market price, (iii) issuance wholly for cash of shares of Junior Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Junior Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Junior Preferred Stock, shall not be taxable to such holders or shall reduce the taxes payable by such holders.

     (n) The Company shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the Person which constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have distributed or otherwise transferred to its shareholders or other persons holding an equity interest in such Person Rights previously owned by such Person or any of its Affiliates and Associates; provided, however, this Section 11(n) shall not affect the ability of any
--------  -------
Subsidiary of the Company
to consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

     (o) After the Distribution Date, the Company shall not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

     (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Effective Date and prior to the Distribution Date (i) declare a dividend on any class of the outstanding shares of Company Common Stock payable in shares of Company Common Stock, (ii) subdivide any class of the outstanding shares of Company Common Stock, (iii) combine any class of the outstanding shares of Company Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of any class of Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number of G-P Rights (in the case of an event affecting the G-P Stock) or Timber Rights (in the case of an event affecting the Timber Stock) associated with each share of such class of Company Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of such class of Company Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of such class of Company Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of such class of Company Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of such class of Company Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or reclassification is effected. If an event occurs which would require an adjustment under Section 11(a)(ii) and this Section 11(p), the adjustments provided for in this Section 11(p) shall be in addition and prior to any adjustment required pursuant to Section 11(a)(ii).

     (q) In the event that at any time after the Effective Date and prior to the Distribution Date, the Company shall redeem the shares of G-P Stock or Timber Stock in exchange for shares of Common Stock of one or more subsidiaries of the Company pursuant to paragraph D.(b) of Article V of the Restated Articles, then there shall be issued with respect to each such share of Common Stock of a subsidiary delivered directly to the holders of G-P Stock or Timber Stock, as the case may be, a share purchase right under a shareholder rights plan to be established by such subsidiary.

     Section 12.  Certificate of Adjusted Purchase Price or Number of Shares.
                  ----------------------------------------------------------
Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights

Agent, and with each transfer agent for the Junior Preferred Stock and the Company Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Company Common Stock) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

     Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
                  --------------------------------------------------------------
Power. (a) In the event that, following the Stock Acquisition Date, directly or
-----
indirectly, either (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Company Common Stock shall be converted into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer) to any Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) (any such event being a "Section 13 Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Series B Purchase Price (in the case of a G-P Right) or the then current Series C Purchase Price (in the case of a Timber Right), such number of validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Principal Party (as such term is hereinafter defined), which shares shall not be subject to any liens, encumbrances, rights of first refusal, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying such then current Purchase Price by the number of Units of Junior Preferred Stock for which such Right is exercisable immediately prior to the first occurrence of a
Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Units for which a Right would be exercisable hereunder but for the occurrence of such
Section 11(a)(ii) Event by the Purchase Price which would be in effect hereunder but for such first occurrence) and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be the "Purchase Price" for all purposes of this Agreement) by 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to ensure that the provisions hereof shall thereafter be applicable to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no further effect following the first occurrence of any Section 13 Event.

     (b)  "Principal Party" shall mean:

          (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Company Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current market price (determined pursuant to Section 11(d) hereof) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and

          (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate current market price (determined pursuant to Section 11(d) hereof);

provided, however, that in any such case, (1) if the Common Stock of such Person
--------  -------
is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current market price (determined pursuant to Section 11(d) hereof); and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

     (c) The Company shall not consummate any Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13, and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that the Principal Party will:

          (i) (A) prepare and file on an appropriate form, as soon as practicable following the execution of such agreement, a registration statement under the Securities Act with respect to the Common Stock that may be acquired upon exercise of the Rights, (B) cause such registration statement to remain effective (and to include a prospectus complying with the requirements of the Securities Act) until the Expiration Date, and (C) as soon as practicable following the execution of such agreement, take such action as may be required to ensure that any acquisition of such Common Stock upon the exercise of the Rights complies with any applicable state security or "blue sky" laws; and

          (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Certificate of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

     (e) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     Section 14.  Fractional Rights and Fractional Shares. (a) The Company shall
                  ---------------------------------------
not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Persons to which such fractional Rights would otherwise be issuable, an amount in cash equal to such fraction of the market value of a whole Right. For purposes of this Section 14(a), the market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be, if the Rights are listed or admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Independent Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Independent Directors shall be used and such determination shall be described in a statement filed with the Rights Agent and the holders of the Rights.

     (b) The Company shall not be required to issue fractions of shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Junior Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence such fractional shares of Junior Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Junior Preferred Stock). In lieu of such fractional shares of Junior Preferred Stock that are not integral multiples of one one-hundredth of a share, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the then current market price of a share of Junior Preferred Stock on the day of exercise, determined in accordance with
Section 11(d) hereof.

     (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

     Section 15.  Rights of Action.  All rights of action in respect of this
                  ----------------
Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of certificates representing shares of Company Common Stock); and any registered holder of a Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of a certificate representing shares of Company Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

     Section 16.  Agreement of Rights Holders.  Every holder of a Right by
                  ---------------------------
accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company Common Stock;

     (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly executed;

     (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Company Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must
                                            --------
use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as promptly as practicable.

     Section 17.  Rights Certificate Holder Not Deemed a Shareholder. No holder,
                  --------------------------------------------------
as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Junior Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, except as provided in Section 24 hereof, to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

     Section 18.  Concerning the Rights Agent. (a) The Company agrees to pay to
                  ---------------------------
the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, including reasonable fees and disbursements of its counsel, incurred in connection with the execution and administration of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Rights Agent for, and hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability hereunder.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Junior Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to have been signed, executed and, where necessary, verified or acknowledged by the proper Person or Persons.

     Section 19.  Merger or Consolidation or Change of Name of Rights Agent. (a)
                  ---------------------------------------------------------
Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or shareholder services businesses of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible
                    --------  -------
for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

     Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the
                  ----------------------
duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be specified herein) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; provided, however, that so long as any Person is an
                     --------  -------
Acquiring Person hereunder, such certificate shall be signed and delivered by a majority of the Independent Directors; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not have any responsibility for the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or for the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure by the Company to satisfy conditions contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of
Section 11 or Section 13 hereof or for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt by the Rights Agent of the certificate describing any such adjustment contemplated by Section 12); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Junior Preferred Stock or any other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Junior Preferred Stock or any other securities will, when so issued, be validly authorized and issued, fully paid and non-assessable.

     (f) The Company shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Rights Agent for the performance by the Rights Agent of its duties under this Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer; provided, however, that so long as any Person is an Acquiring Person hereunder,
--------  -------
the Rights Agent shall accept such instructions and advice only from a majority of the Independent Directors and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with such instructions of the majority of the Independent Directors. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of its rights hereunder if the Rights Agent shall have reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

     (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed, not signed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. If such certificate has been completed and signed and shows a negative response to clauses 1 and 2 of such certificate, unless previously instructed otherwise in writing by the Company (which instructions may impose on the Rights Agent additional ministerial responsibilities, but no discretionary responsibilities), the Rights Agent may assume without further inquiry that the Rights Certificate is not owned by a person described in Section 4(b) or Section 7(e) hereof and shall not be charged with any knowledge to the contrary.

     Section 21.  Change of Rights Agent.  The Rights Agent or any successor
                  ----------------------
Rights Agent may resign and be discharged from its duties under this Agreement upon thirty days' prior notice in writing mailed to the Company, and to each transfer agent of the Junior Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty days' prior notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Junior Preferred Stock and the Company Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or any state of the United States in good standing, shall be authorized to do business as a banking institution in the State of New York, shall be authorized under such laws to exercise corporate trust or stock transfer powers, shall be subject to supervision or examination by federal or state authorities and shall have at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an Affiliate of a corporation described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Junior Preferred Stock and the Company Common Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent.

     Section 22.  Issuance of New Rights Certificates.  Notwithstanding any of
                  -----------------------------------
the provisions of this Agreement or the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by a majority of the Independent Directors to reflect any adjustment or change made in accordance with the provisions of this Agreement in the Purchase Price or the number or kind or class of shares or other securities or property that may be acquired under the Rights Certificates. In addition, in connection with the issuance or sale of shares of Company Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) shall, with respect to shares of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by a majority of the Independent Directors, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and
--------  -------
to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 23.  Termination. (a) Subject to Section 30 hereof, the Company
                  -----------
may, at its option, by action of a majority of the Independent Directors, at any time prior to the earlier of (i) the Close of Business on the tenth day following the Stock Acquisition Date, or (ii) the Final Expiration Date, terminate all but not less than all of the then outstanding Rights without any payment to any holder thereof.

     (b) Immediately upon the action of a majority of the Independent Directors ordering the termination of the Rights (or, if the resolution of the majority of the Independent Directors electing to terminate the Rights states that the termination will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), evidence of which shall be filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter be null and void.

     Section 24.  Notice of Certain Events. (a) In case the Company shall
                  ------------------------
propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of either series of Junior Preferred Stock or to make any other distribution to the holders of either series of Junior Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), (ii) to offer to the holders of either series of Junior Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of such Junior Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of either series of Junior Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of such series of Junior Preferred Stock), (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Junior Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Junior Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Junior Preferred Stock whichever shall be the earlier;

provided, however, no such notice shall be required pursuant to this Section 24,
--------  -------
if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company.

     (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

     Section 25.  Notices.  All notices and other communications provided for
                  -------
hereunder shall, unless otherwise stated herein, be in writing (including by facsimile, telegram or cable) and mailed or sent or delivered, if to the Company, at its address at:


               Georgia-Pacific Corporation
               133 Peachtree Street, N.E.
               Atlanta, Georgia 30303
               Attention:  Senior Vice President and General Counsel

And if to the Rights Agent, at its address at:


               First Chicago Trust Company of New York
               525 Washington Boulevard
               Suite 4660
               Jersey City, New Jersey 07310
               Attention:  Tenders and Exchanges Administration

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 26.  Supplements and Amendments.  Prior to the Distribution Date
                  --------------------------
and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Company Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an

Acquiring Person); provided, however, this Agreement may not be supplemented or
                   --------  -------
amended to lengthen, pursuant to clause (iii) of this sentence, (A) subject to
Section 30 hereof, a time period relating to when the Rights may be terminated at such time as the Rights are not then terminable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company or, so long as any Person is an Acquiring Person hereunder, from the majority of the Independent Directors which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Purchase Price, the Expiration Date or the number of Units of Junior Preferred Stock for which a Right is exercisable without the approval of a majority of the Independent Directors. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

     Section 27.  Successors.  All the covenants and provisions of this
                  ----------
Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 28.  Determinations and Actions by the Board of Directors, etc.
                  ---------------------------------------------------------
For all purposes of this Agreement, any calculation of the number of shares of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act Regulations as in effect on the date hereof. Except as otherwise specifically provided herein, the Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement, and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement. All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board or by a majority of the Independent Directors in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or any member thereof to any liability to the holders of the Rights.

     Section 29.  Benefits of this Agreement.  Nothing in this Agreement shall
                  --------------------------
be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of shares of Company Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates

(and, prior to the Distribution Date, registered holders of shares of Company Common Stock).

     Section 30.  Severability.  If any term, provision, covenant or restriction
                  ------------
of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and a majority of the Independent Directors determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement and the Rights shall not then be terminable, the right of termination set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by a majority of the Independent Directors.

     Section 31.  Governing Law.  This Agreement, each Right and each Rights
                  -------------
Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed in and to be performed entirely in such State; provided, however, that Sections 18, 19,
                                        --------  -------
20 and 21 hereof shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 32.  Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     Section 33.  Descriptive Headings.  The headings contained in this
                  --------------------
Agreement are for descriptive purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 34.  Effectiveness.  As set forth in the third Whereas Clause, this
                  -------------
Agreement shall become effective upon the Redesignation and distribution of Timber Stock to holders of shares of G-P stock on the Effective Date. Unless and until this agreement becomes effective, the terms of the Original Agreement shall continue to be in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the date first above written.

ATTEST:                                 GEORGIA-PACIFIC CORPORATION


By /s/ Kenneth F. Khoury                By /s/ James F. Kelley
   -----------------------------           ----------------------------------
   Name:  Kenneth F. Khoury                Name:  James F. Kelley
   Title: Vice President and Secretary     Title: Senior Vice President and
                                                     General Counsel



ATTEST:                                 FIRST CHICAGO TRUST COMPANY
                                         OF NEW YORK


By  /s/ Kathleen Whelply                By  /s/ James Kuzmich
   --------------------------------         ----------------------------------
   Name:   Kathleen Whelply                 Name: /s/ James Kuzmich
         --------------------------               ----------------------------
   Title:  Assistant Vice President         Title: Assistant Vice President
          -------------------------                ---------------------------

                                                                     EXHIBIT A-1
                                                                     -----------


                       [Form of G-P Rights Certificate]


Certificate No.                                          ________________ Rights


          NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO TERMINATION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION-7(e) OF THE RIGHTS AGREEMENT.]*

                            G-P Rights Certificate



                          GEORGIA-PACIFIC CORPORATION



     This certifies that ___________ or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Amended and Restated Rights Agreement dated as of December 16, 1997 (the "Rights Agreement"; terms defined therein are


-------------------
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

used herein with the same meaning unless otherwise defined herein) between Georgia-Pacific Corporation, a Georgia corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one-hundredth of a fully paid and non-assessable share of Series B Junior Preferred Stock, without par value (the "Junior Preferred Stock"), of the Company at the Purchase Price initially of $350.00 per one one-hundredth share (each such one one-hundredth of a share being a "Unit") of Junior Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Unit set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     In certain circumstances described in the Rights Agreement, the rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive cash or other assets, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be terminated all and not in part by the Company under certain circumstances at its option without any payment to any holder thereof.

     No fractional shares of Junior Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Junior Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Junior Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, ____.



ATTEST:                                GEORGIA-PACIFIC CORPORATION


By                                     By
   ----------------------------           ----------------------------
   Name:                                  Name:
   Title:                                 Title:


Countersigned:


FIRST CHICAGO TRUST COMPANY
 OF NEW YORK, as Rights Agent


By
   ----------------------------
   Name:
   Title:

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT
                              ------------------

                  (To be executed by the registered holder if
                      such holder desires to transfer the
                             Rights Certificate.)


FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto _______________________________________


________________________________________________________________________________
                 (Please print name and address of transferee)

________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the within-named Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:                ,
       ---------------  ----



                                        ------------------------------------
                                        Signature



Signature Guaranteed:

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Rights Certificate [     ] is [     ] is not being sold, assigned
and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, it
[    ] did [    ] did not acquire the Rights evidenced by this Rights
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:              ,
       -------------  ----              ----------------------------------------
                                        Signature


Signature Guaranteed:


--------------------------------------------------------------------------------

                                    NOTICE
                                    ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                   (To be executed if the registered holder
                    desires to exercise Rights represented
                          by the Rights Certificate.)


To:  GEORGIA-PACIFIC CORPORATION

     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the Units of Junior Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Units be issued in the name of and delivered to:


________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________

Please insert social security
or other identifying
number: ________________________________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


________________________________________________________________________________
                        (Please print name and address)


________________________________________________________________________________

Please insert social security
or other identifying
number: ________________________________________________________________________


Dated:              ,
      -------------- ----

                                        ----------------------------------------
                                        Signature

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1)  the Rights evidenced by this Rights Certificate [    ] are [    ] are
not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and

     (2)  after due inquiry and to the best knowledge of the undersigned, the
undersigned [    ] did [    ] did not acquire the Rights evidenced by this
Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated:         ,
      --------- ----                    ----------------------------------------
                                        Signature


Signature Guaranteed:


--------------------------------------------------------------------------------

                                    NOTICE
                                    ------

     The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                     EXHIBIT A-2
                                                                     -----------


                      [Form of Timber Rights Certificate]


Certificate No.                                          ________________ Rights


          NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). THE RIGHTS ARE SUBJECT TO TERMINATION, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT REFERRED TO BELOW). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION-7(e) OF THE RIGHTS AGREEMENT.]*

                           Timber Rights Certificate



                          GEORGIA-PACIFIC CORPORATION



     This certifies that ____________ or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms and conditions of the Amended and Restated Rights Agreement dated as of December 16, 1997 (the "Rights Agreement"; terms defined therein are


----------------
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

used herein with the same meaning unless otherwise defined herein) between Georgia-Pacific Corporation, a Georgia corporation (the "Company"), and First Chicago Trust Company of New York, a New York corporation, as Rights Agent (which term shall include any successor Rights Agent under the Rights Agreement), to purchase from the Company at any time after the Distribution Date and prior to the Expiration Date at the office of the Rights Agent, one one-hundredth of a fully paid and non-assessable share of Series C Junior Preferred Stock, without par value (the "Junior Preferred Stock"), of the Company at the Purchase Price initially of $100.00 per one one-hundredth share (each such one one-hundredth of a share being a "Unit") of Junior Preferred Stock, upon presentation and surrender of this Rights Certificate with the Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Units which may be purchased upon exercise thereof) set forth above, and the Purchase Price per Unit set forth above shall be subject to adjustment in certain events as provided in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by an Acquiring Person or an Affiliate or Associate of any such Acquiring Person or, under certain circumstances described in the Rights Agreement, a transferee of any such Acquiring Person, Associate or Affiliate, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     In certain circumstances described in the Rights Agreement, the rights evidenced hereby may entitle the registered holder thereof to purchase capital stock of an entity other than the Company or receive cash or other assets, all as provided in the Rights Agreement.

     This Rights Certificate is subject to all of the terms and conditions of the Rights Agreement, which terms and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Rights Agreement are on file at the principal office of the Company and are available from the Company upon written request.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be terminated all and not in part by the Company under certain circumstances at its option without any payment to any holder thereof.

     No fractional shares of Junior Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Junior Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Junior Preferred Stock or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

     This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________ , ____.



ATTEST:                                 GEORGIA-PACIFIC CORPORATION


By                                      By
  -------------------------------         -----------------------------------
   Name:                                   Name:
   Title:                                  Title:


Countersigned:


FIRST CHICAGO TRUST COMPANY
 OF NEW YORK, as Rights Agent


By
  -------------------------------
   Name:
   Title:

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT
                              ------------------

                  (To be executed by the registered holder if
                      such holder desires to transfer the
                             Rights Certificate.)


FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto _______________________________________

________________________________________________________________________________
                 (Please print name and address of transferee)


________________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within-named Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:              ,
      --------------  ----


                                        ----------------------------------------
                                        Signature



Signature Guaranteed:

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1)  this Rights Certificate [     ] is [     ] is not being sold, assigned
and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

     (2)  after due inquiry and to the best knowledge of the undersigned, it

[    ] did [    ] did not acquire the Rights evidenced by this Rights
Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:              ,
      --------------  ----              ----------------------------------------
                                        Signature


Signature Guaranteed:


--------------------------------------------------------------------------------

                                    NOTICE
                                    ------

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------

                   (To be executed if the registered holder
                    desires to exercise Rights represented
                          by the Rights Certificate.)


To:  GEORGIA-PACIFIC CORPORATION

     The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the Units of Junior Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Units be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                        (Please print name and address)



Please insert social security
or other identifying
number:_________________________________________________________________________

     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:


--------------------------------------------------------------------------------
                        (Please print name and address)


--------------------------------------------------------------------------------

Please insert social security
or other identifying
number:_________________________________________________________________________


Dated:              ,
      --------------  ----

                                        ----------------------------------------
                                        Signature

                                  Certificate
                                  -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1)  the Rights evidenced by this Rights Certificate [    ] are [    ] are
not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights Agreement); and

     (2)  after due inquiry and to the best knowledge of the undersigned, the
undersigned [    ] did [    ] did not acquire the Rights evidenced by this
Rights Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated:         ,
      ---------  ----                   ----------------------------------------
                                        Signature


Signature Guaranteed:


--------------------------------------------------------------------------------

                                    NOTICE
                                    ------

     The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Rights Certificates issued in exchange for this Rights Certificate.

                                                                     EXHIBIT B-1
                                                                     -----------

                      SERIES B PREFERRED STOCK DESIGNATION


     The Board of Directors of the Company has approved the following provisions to be set forth in Article IV of the Restated Articles setting forth certain relative rights and preferences of the Series B Preferred Shares:

          The following are the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in addition to those previously set forth in this
Article IV, of "Series B Junior Preferred Stock":

              Section 1.  Designation and Amount.  The shares of such series
                          ----------------------
          shall be designated as "Series B Junior Preferred Stock" and the number of shares constituting such series shall be 5,000,000.

              Section 2.  Dividends and Distributions.  (A)  Subject to the
                          ---------------------------
          prior and superior rights of the holders of any shares of any other series of Preferred Stock or Junior Preferred Stock or any other shares of capital stock of the Corporation ranking prior and superior to the shares of Series B Junior Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series B Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series B Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.35 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Georgia-Pacific Group Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Georgia-Pacific Group Stock or a subdivision of the outstanding shares of Georgia-Pacific Group Stock, by reclassification or otherwise) declared on shares of Georgia-Pacific Group Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series B Junior Preferred Stock. In the event that the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares or (iii) combine outstanding shares of Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series B Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

              (B) The Corporation shall declare a dividend or distribution on Units of Series B Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Georgia-Pacific Group Stock (other than a dividend payable in shares of Georgia-Pacific Group Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Georgia-Pacific Group Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.35 per Unit on the Series B Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

              (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series B Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series B Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series B Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series B Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series B Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series B Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

              Section 3.  Voting Rights.  The holders of Units of Series B
                          -------------
          Junior Preferred Stock shall have the following voting rights:

              (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series B Junior Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares or (iii) combine the outstanding shares of Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series B Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

              (B) Except as otherwise provided herein or by law, the holders of Units of Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series C Junior Preferred Stock and the holders of shares of Georgia-Pacific Group Stock and Timber Stock shall vote together as one voting group on all matters submitted to a vote of shareholders of the Corporation.

              (C) (i) If at any time dividends on any Units of Series B Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series B Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series B Junior Preferred Stock, voting separately as a voting group, shall have the right to elect two Directors.

                   (ii) During any default period, such voting rights of the holders of Units of Series B Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this

          Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series B Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series B Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series B Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series B Junior Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a voting group, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series B Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series B Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series B Junior Preferred Stock as herein provided or pursuant to the rights of the Series A Junior Preferred Stock or Series C Junior Preferred Stock or pursuant to the rights of any equity securities ranking senior to the Series B Junior Preferred Stock.

                   (iii) Unless the holders of Series B Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series B Junior Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series B Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series B Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series B Junior Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series B Junior Preferred Stock.

                   (iv) During any default period, the holders of shares of Georgia-Pacific Group Stock, Timber Stock and Units of Series B Junior Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series B Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Units of Series B Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class or series of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or series of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                   (v)   Immediately upon the expiration of a default period,
          (x) the right of the holders of Units of Series B Junior Preferred Stock as a separate voting group to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series B Junior Preferred Stock as a separate voting group shall terminate, and
          (z) the number of Directors shall be such number as may be provided for in the Articles or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                   (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series B Junior Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

              (D) Except as set forth herein, holders of Units of Series B Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Georgia-Pacific Group Stock or Timber Stock or any other class or series of capital stock of the Corporation, as applicable) for taking any corporate action.

              Section 4.  Certain Restrictions.  (A)  Whenever quarterly
                          --------------------
          dividends or other dividends or distributions payable on Units of Series B Junior

          Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series B Junior Preferred Stock shall have been paid in full, the Corporation shall not

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series B Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that
                                                        --------  -------
              the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

                   (iv) purchase or otherwise acquire for consideration any Units of Series B Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

              (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

              Section 5.  Reacquired Shares.  Any Units of Series B Junior
                          -----------------
          Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

              Section 6.  Liquidation, Dissolution or Winding Up.  (A)  Upon any
                          --------------------------------------
          voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series B Junior
          Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Georgia-Pacific Group Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series B Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series B Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

              (B) In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares, or (iii) combine outstanding shares of Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series B Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

              Section 7.  Consolidation, Merger, etc.  In case the Corporation
                          --------------------------
          shall enter into any consolidation, merger, combination or other transaction in which the shares of Georgia-Pacific Group Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series B Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Georgia-Pacific Group Stock is converted or exchanged. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Georgia-Pacific Group Stock payable in shares of Georgia-Pacific Group Stock, (ii) subdivide outstanding shares of Georgia-Pacific Group Stock into a greater number of shares, or (iii) combine outstanding Georgia-Pacific Group Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series B Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Georgia-Pacific Group Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Georgia-Pacific Group Stock that were outstanding immediately prior to such event.

              Section 8.  Redemption.  The Units of Series B Junior Preferred
                          ----------
          Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series B Junior Preferred Stock in any other manner permitted by applicable law or these Articles.

              Section 9.  Ranking.  The Units of Series B Junior Preferred Stock
                          -------
          shall rank senior to the Georgia-Pacific Group Stock and the Timber Stock, on a parity with the Series A Junior Preferred Stock and Series C Junior Preferred Stock and junior to all other series of the Junior Preferred Stock and to any other series or class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of distributions and dividends and the distribution of assets upon liquidation, unless the terms of any such series or class shall provide otherwise.

              Section 10.  Amendment.  The Articles shall not hereafter be
                           ---------
          amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series B Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series B Junior Preferred Stock, voting separately as a voting group.

              Section 11.  Fractional Shares.  The Series B Junior Preferred
                           -----------------
          Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Junior Preferred Stock.

              Section 12.  Certain Definitions. As used herein with respect to
                           -------------------
          the Series B Junior Preferred Stock, the following terms shall have the following meanings:

              (A) The term "junior stock" (i) as used in Section 4, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series B Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation over which the Series B Junior Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

              (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series B Junior Preferred Stock
                            ---- -----
          as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series B Junior
                                          ---- -----
          Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

                                                                     EXHIBIT B-2
                                                                     -----------

                      SERIES C PREFERRED STOCK DESIGNATION


          The Board of Directors of the Company has approved the following provisions to be set forth in Article IV of the Restated Articles setting forth certain relative rights and preferences of the Series C Preferred Shares:

          The following are the voting powers, designation, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, in addition to those previously set forth in this
Article IV, of "Series C Junior Preferred Stock":

               Section 1.  Designation and Amount.  The shares of such series
                           ----------------------
          shall be designated as "Series C Junior Preferred Stock" and the number of shares constituting such series shall be 5,000,000.

               Section 2.  Dividends and Distributions.  (A)  Subject to the
                           ---------------------------
          prior and superior rights of the holders of any shares of any other series of Preferred Stock or Junior Preferred Stock or any other shares of capital stock of the Corporation ranking prior and superior to the shares of Series C Junior Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100th) of a share (a "Unit") of Series C Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series C Junior Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $0.35 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Timber Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Junior Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Distribution Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Timber Stock or a subdivision of the outstanding shares of Timber Stock, by reclassification or otherwise) declared on shares of Timber Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series C Junior

          Preferred Stock. In the event that the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares or (iii) combine outstanding shares of Timber Stock into a smaller number of shares, then in each such case the amount to which the holder of a Unit of Series C Junior Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Timber Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

               (B) The Corporation shall declare a dividend or distribution on Units of Series C Junior Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Timber Stock (other than a dividend payable in shares of Timber Stock); provided, however, that, in the event no dividend or
                         --------  -------
          distribution shall have been declared on the Timber Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.35 per Unit on the Series C Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series C Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series C Junior Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series C Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series C Junior Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series C Junior Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series C Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               Section 3.  Voting Rights.  The holders of Units of Series C
                           -------------
          Junior Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series C Junior Preferred Stock shall entitle the holder thereof to the number of votes per share which the holders of Timber Stock then have with respect to matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares or
          (iii) combine the outstanding shares of Timber Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series C Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which shall be the number of shares of Timber Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or by applicable law, the holders of Units of Series A Junior Preferred Stock, Series B Junior Preferred Stock and Series C Junior Preferred Stock and the holders of shares of Timber Stock and Georgia-Pacific Group Stock shall vote together as one voting group on all matters submitted to a vote of shareholders of the Corporation.

               (C) (i) If at any time dividends on any Units of Series C Junior Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all Units of Series C Junior Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series C Junior Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

                   (ii) During any default period, such voting rights of the holders of Units of Series C Junior Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series C Junior Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series C Junior Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series C Junior Preferred Stock of such rights. At any meeting at which the holders of Units of Series C Junior Preferred Stock shall exercise such voting rights initially during an existing default period, they shall have the right, voting separately as a voting group, to elect Directors to fill up to two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series C Junior Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series C Junior Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series C Junior Preferred Stock as herein provided or pursuant to the rights of the Series A Junior Preferred Stock or Series B Junior Preferred Stock or pursuant to the rights of any equity securities ranking senior to the Series C Junior Preferred Stock.

                   (iii) Unless the holders of Series C Junior Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units of Series C Junior Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series C Junior Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series C Junior Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series C Junior Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units of Series C Junior Preferred Stock.

                   (iv) During any default period, the holders of shares of Georgia-Pacific Group Stock, Timber Stock and Units of Series C Junior

          Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series C Junior Preferred Stock shall have exercised their right to elect two Directors voting as a separate voting group, after the exercise of which right (x) the Directors so elected by the holders of Units of Series C Junior Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class or series of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or series of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                   (v)   Immediately upon the expiration of a default period,
          (x) the right of the holders of Units of Series C Junior Preferred Stock as a separate voting group to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series C Junior Preferred Stock as a separate voting group shall terminate, and
          (z) the number of Directors shall be such number as may be provided for in the Articles or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

                   (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series C Junior Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

               (D) Except as set forth herein, holders of Units of Series C Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Georgia-Pacific Group Stock or Timber Stock or any other class or series of capital stock of the Corporation, as applicable) for taking any corporate action.

               Section 4.  Certain Restrictions.  (A)  Whenever quarterly
                           --------------------
          dividends or other dividends or distributions payable on Units of Series C Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series C Junior Preferred Stock shall have been paid in full, the Corporation shall not

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series C Junior Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

                   (iii) redeem or purchase or otherwise acquire for
               consideration shares of any parity stock, provided, however, that
                                                         --------  -------
               the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock; or

                   (iv) purchase or otherwise acquire for consideration any Units of Series C Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

               (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5.  Reacquired Shares.  Any Units of Series C Junior
                           -----------------
          Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled automatically upon the acquisition thereof. All such Units shall, upon their cancellation, become authorized but unissued Units of Junior Preferred Stock and may be reissued as part of a new series of Junior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               Section 6.  Liquidation, Dissolution or Winding Up.  (A)  Upon
                           --------------------------------------
          any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series C Junior Preferred Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment, or (b) the amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Timber Stock, or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series C Junior Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series C Junior Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case upon such liquidation, dissolution or winding up.

               (B) In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares, or (iii) combine outstanding shares of Timber Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of Units of Series C Junior Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Timber Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

               Section 7.  Consolidation, Merger, etc.  In case the Corporation
                           --------------------------
          shall enter into any consolidation, merger, combination or other transaction in which the shares of Timber Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case Units of Series C Junior Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Timber Stock is converted or exchanged. In the event the Corporation shall at any time after the initial issuance of Georgia-Pacific Group Stock and Timber Stock (i) declare any dividend on outstanding shares of Timber Stock payable in shares of Timber Stock, (ii) subdivide outstanding shares of Timber Stock into a greater number of shares, or (iii) combine outstanding Timber Stock into a smaller number of shares, then in each such case the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series C Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Timber Stock that are outstanding immediately after such event and the denominator of which shall be the number of shares of Timber Stock that were outstanding immediately prior to such event.

               Section 8.  Redemption.  The Units of Series C Junior Preferred
                           ----------
          Stock shall not be redeemable. Notwithstanding the foregoing, the Corporation may acquire shares of Series C Junior Preferred Stock in any other manner permitted by applicable law or the Articles.

               Section 9.  Ranking.  The Units of Series C Junior Preferred
                           -------
          Stock shall rank senior to the Timber Stock and the Georgia-Pacific Group Stock, on a parity with the Series A Junior Preferred Stock and Series B Junior Preferred Stock and junior to all other series of the Junior Preferred Stock and to any other series or class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

               Section 10.  Amendment.  The Articles shall not hereafter be
                            ---------
          amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series C Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series C Junior Preferred Stock, voting separately as a voting group.

               Section 11.  Fractional Shares.  The Series C Junior Preferred
                            -----------------
          Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Junior Preferred Stock.

               Section 12.  Certain Definitions.  As used herein with respect
                            -------------------
          to the Series C Junior Preferred Stock, the following terms shall have the following meanings:

               (A) The term "junior stock" (i) as used in Section 4, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series C Junior Preferred Stock has preference or priority as to the payment of dividends and (ii) as used in Section 6, shall mean the Georgia-Pacific Group Stock and the Timber Stock and any other class or series of capital stock of the Corporation over which the Series C Junior Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

               (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series C Junior Preferred Stock
                            ---- -----
          as to dividends and (ii) as used in Section 6, shall mean any class or series of capital stock ranking pari passu with the Series C Junior
                                          ---- -----
          Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.